NEW JERSEY RESOURCES REPORTS SECOND-QUARTER FISCAL 2021 RESULTS AND INCREASES NET FINANCIAL EARNINGS GUIDANCE FOR FISCAL 2021
Second Guidance Increase This Fiscal Year

WALL, N.J., May 6, 2021 — Today, New Jersey Resources (NYSE: NJR) reported results for the second-quarter of fiscal 2021. Highlights include:

●	Consolidated net income of $149.8 million, compared with $73.8 million in the second-quarter of fiscal 2020
●	Consolidated net financial earnings (NFE), a non-GAAP financial measure, of $170.6 million, or $1.77 per share, compared with $84.3 million, or $0.88 per share, in the second quarter of fiscal 2020
●	Increased NFE per share (NFEPS) guidance to a range of $2.05 to $2.15 for fiscal 2021 primarily driven by the performance of our Energy Services business
●	Energy Services reported second-quarter 2021 NFE of $96.5 million driven by strong market demand due to colder weather in February 2021
●	New Jersey Natural Gas (NJNG) filed a rate case with the New Jersey Board of Public Utilities (BPU), seeking a $165.7 million increase in delivery rates
●	NJNG received approval from the BPU for SAVEGREEN 2020, a new three-year, $259 million energy efficiency program

Second-quarter fiscal 2021 net income totaled $149.8 million, or $1.56 per share, compared with $73.8 million, or $0.78 per share, during the same period in fiscal 2020. Fiscal 2021 year-to-date net income totaled $230.9 million, or $2.40 per share, compared with $149.6 million, or $1.60 per share, for the same period in fiscal 2020.

Second-quarter fiscal 2021 NFE totaled $170.6 million, or $1.77 per share, compared with $84.3 million, or $0.88 per share, during the same period in fiscal 2020. Fiscal 2021 year-to-date NFE totaled $215.3 million, or $2.24 per share, compared with $119.2 million, or $1.27 per share, for the same period in fiscal 2020.

"The results in the second quarter illustrate the value of Energy Services' long-option strategy as we work to deliver more fee-based revenues," said Steve Westhoven, President and CEO of New Jersey Resources. "These impressive results have enabled us to increase our fiscal 2021 guidance for the second time this year and continue to deliver value to our shareowners."

Key Performance Metrics

	Three Months Ended		Six Months Ended
	March 31,		March 31,
($ in Thousands)	2021	2020	2021	2020
Net income	$149,809	$73,846	$230,854	$149,598
Basic EPS	$1.56	$0.78	$2.40	$1.60
Net financial earnings	$170,604	$84,291	$215,261	$119,222
Basic net financial earnings per share	$1.77	$0.88	$2.24	$1.27

NJR Reports Second-Quarter Fiscal 2021 Results and Increases Net Financial Earnings Guidance for Fiscal 2021

Effective October 1, 2020, NJR changed its method of accounting for Investment Tax Credits (ITCs) from the flow through method to the deferral method. The change is applied retrospectively to all periods presented in our second-quarter fiscal 2021 Form 10-Q (Form 10-Q) that will be filed with the U.S. Securities and Exchange Commission (SEC). Our historical financial reporting presented herein has been retrospectively revised to apply this change. For additional details, please refer to our Form 10-Q.

A reconciliation of net income to NFE for the three and six months ended March 31, 2021, and 2020, is provided below.

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(Thousands)	2021	2020	2021	2020
Net income	$149,809	$73,846	$230,854	$149,598
Add:
Unrealized loss (gain) on derivative instruments and
related transactions	29,255	(3,773)	(8,235)	(45,539)
Tax effect	(6,954)	897	1,958	10,828
Effects of economic hedging related to natural gas
inventory	(7,209)	14,622	(14,741)	5,735
Tax effect	1,713	(3,475)	3,503	(1,363)
Net income to NFE tax adjustment	3,990	2,174	1,922	(37)
Net financial earnings	$170,604	$84,291	$215,261	$119,222

Weighted Average Shares Outstanding
Basic	96,248	95,584	96,181	93,747
Diluted	96,618	95,890	96,598	94,073

Basic earnings per share	$1.56	$0.78	$2.40	$1.60
Add:
Unrealized loss (gain) on derivative instruments and
related transactions	0.30	(0.04)	(0.09)	(0.49)
Tax effect	(0.08)	0.01	0.02	0.11
Effects of economic hedging related to natural gas
inventory	(0.07)	0.15	(0.15)	0.06
Tax effect	0.02	(0.04)	0.04	(0.01)
Net income to NFE tax adjustment	0.04	0.02	0.02	—
Basic net financial earnings per share	$1.77	$0.88	$2.24	$1.27

NFE is a financial measure not calculated in accordance with Generally Accepted Accounting Principles (GAAP) of the United States. It is a measure of earnings based on eliminating timing differences surrounding the recognition of certain gains or losses, net of applicable tax adjustments, to effectively match the earnings effects of the economic hedges with the physical sale of natural gas, Solar Renewable Energy Certificates (SRECs) and foreign currency contracts. NFE/net financial loss eliminates the impact of volatility to GAAP earnings associated with unrealized gains and losses on derivative instruments in the current period. For further discussion of this financial measure, please see the explanation below under “Non-GAAP Financial Information.”

GAAP requires NJR, during the interim periods, to estimate its annual effective tax rate and use this rate to calculate the year-to-date tax provision. NJR also determines an annual estimated effective tax rate for NFE purposes and calculates a quarterly tax adjustment based on the differences between its forecasted net income and its forecasted NFE for the fiscal year.

NJR Reports Second-Quarter Fiscal 2021 Results and Increases Net Financial Earnings Guidance for Fiscal 2021

A table detailing NFE for the three and six months ended March 31, 2021, and 2020, is provided below.

Net Financial Earnings (Loss) by Business Unit

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(Thousands)	2021	2020	2021	2020
New Jersey Natural Gas	$80,541	$86,336	$130,008	$130,192
Clean Energy Ventures	(8,872)	(8,829)	(19,146)	(17,008)
Storage and Transportation	4,711	4,258	8,219	7,262
Energy Services	96,528	2,487	98,028	(2,635)
Home Services and Other	747	148	685	1,257
Subtotal	173,655	84,400	217,794	119,068
Eliminations	(3,051)	(109)	(2,533)	154
Total	$170,604	$84,291	$215,261	$119,222

Fiscal 2021 NFE Guidance Increased Again:

NJR increased fiscal 2021 NFE guidance to a range of $2.05 to $2.15 per share primarily driven by the performance of our Energy Services business during the February weather event. The March 15th guidance update included an estimate of potential bad debt exposure and our revised guidance reflects a refined estimate of our remaining exposure. Today's fiscal 2021 NFE guidance increase is subject to the risks and uncertainties identified below under “Forward-Looking Statements.” The following chart represents NJR’s current expected contributions from its subsidiaries for fiscal 2021:

Company	Expected Fiscal 2021 Net Financial Earnings Contribution
New Jersey Natural Gas	51 to 55 percent
Clean Energy Ventures	9 to 14 percent
Storage and Transportation	6 to 10 percent
Energy Services	25 to 30 percent
Home Services and Other	0 to 2 percent

In providing fiscal 2021 NFE guidance, management is aware there could be differences between reported GAAP earnings and NFE due to matters such as, but not limited to, the positions of our energy-related derivatives. Management is not able to reasonably estimate the aggregate impact or significance of these items on reported earnings and, therefore, is not able to provide a reconciliation to the corresponding GAAP equivalent for its operating earnings guidance without unreasonable efforts.

New Jersey Natural Gas

NJNG reported second-quarter fiscal 2021 NFE of $80.5 million, compared to NFE of $86.3 million during the same period in fiscal 2020. The decrease in NFE for the quarter was due primarily to higher O&M expenses related to increased compensation and technology expense. Fiscal 2021 year-to-date NFE was $130.0 million, compared to NFE of $130.2 million during the same period in fiscal 2020.

NJR Reports Second-Quarter Fiscal 2021 Results and Increases Net Financial Earnings Guidance for Fiscal 2021

Customer Growth:

●	NJNG added 3,694 new customers during the first six months of fiscal 2021, compared with 4,339 during the same period in fiscal 2020. The lower customer growth was due primarily to the effects of the COVID-19 pandemic. NJNG continues to expect to add approximately 28,000 to 30,000 new customers during the three-year period of fiscal 2021 through 2023.

Base Rate Filing:

●	On March 30, 2021, NJNG filed a base rate case with the BPU, seeking a $165.7 million increase to its base rates. The filing is based on an overall return of 7.53 percent with a return on equity of 10.5 percent. The proposed increase reflects a 56.9 percent common equity component.

Infrastructure Update:

●	The Southern Reliability Link (SRL) will diversify supply to our customers by providing a new intrastate feed into the southern end of NJNG’s distribution system. Construction on SRL began in the first quarter of fiscal 2019 and is over 97 percent complete. The total cost of SRL is estimated to be approximately $308 million. NJNG expects the project to be placed in service in fiscal 2021.

●	NJNG's Infrastructure Investment Program (IIP) is a new, five-year, $150 million program approved by the BPU on October 28, 2020. The IIP consists of a series of infrastructure projects designed to enhance the safety and reliability of NJNG's natural gas distribution system.

●	Safety Acceleration and Facilities Enhancement (SAFE) II is the five-year, $158 million program approved by the BPU in September 2016 to replace the remaining unprotected bare steel main and associated services in NJNG’s distribution system. In the first six months of fiscal 2021, NJNG invested $15.5 million to replace 14 miles of unprotected bare steel main and services.

●	The New Jersey Reinvestment in System Enhancement (NJ RISE) program is a $102.5 million investment program comprised of six projects related to storm hardening and mitigation. During the second-quarter of fiscal 2021, construction continued on a new regulator station, the final portion of the North Seaside Reinforcement project. The project is expected to be complete in the third quarter of fiscal 2021.

●	The SAFE II and NJ RISE programs are eligible for annual base rate increases. On March 31, 2021, NJNG filed its annual petition with the BPU, requesting a base rate increase of approximately $0.3 million for the recovery of the related capital costs through June 30, 2021. NJNG expects to update the filing in July 2021 to reflect actual results through June 30, 2021, with changes to base rates expected to be effective October 1, 2021. The IIP program will have a similar rate recovery mechanism which is expected to be filed in March 2022.

BGSS Incentive Programs:

BGSS incentive programs contributed $2.1 million to utility gross margin in the second-quarter of fiscal 2021, compared with $1.6 million during the same period in fiscal 2020. The higher results for the second quarter were due primarily to improved margins in off-system sales compared to the same period last year.

Fiscal 2021 year-to-date, these programs contributed $6.7 million to utility gross margin, compared with $4.3 million during the same period in fiscal 2020, a 56 percent increase. The higher results for fiscal 2021 year-to-date were due primarily to improved margins in off-system sales and storage incentives compared to the same period last year.

NJR Reports Second-Quarter Fiscal 2021 Results and Increases Net Financial Earnings Guidance for Fiscal 2021

For more information on utility gross margin, please see "Non-GAAP Financial Information" at the end of the press release.

Energy-Efficiency Programs:

SAVEGREEN invested $9.4 million during the first six months of fiscal 2021 to help customers with energy-efficiency upgrades for their homes and businesses. NJNG recovered $5.3 million of its outstanding investments during the first six months of fiscal 2021.

●	On March 4, 2021, NJNG received approval from the BPU for a three-year, $259 million SAVEGREEN 2020 program. The program is effective on July 1, 2021.

Clean Energy Ventures (CEV)

CEV reported a net financial loss of $8.9 million during the second quarter of fiscal 2021, compared with a net financial loss of $8.8 million during the same period in fiscal 2020. Fiscal 2021 year-to-date net financial loss was $19.1 million, compared with a net financial loss of $17.0 million during the same period in fiscal 2020. The year-to-date decrease in NFE was due primarily to lower income tax benefit and higher O&M related to increased project maintenance and information technology expenses, partially offset by decreased depreciation expense.

Solar Investment Update:

●	In the second-quarter of fiscal 2021, CEV placed the East Hampton solar facility into service, adding 2.7 MW to total installed capacity.

Storage and Transportation

Storage and Transportation, formerly known as our Midstream reporting segment, reported second-quarter fiscal 2021 NFE of $4.7 million, compared with $4.3 million during the same period in fiscal 2020. Fiscal 2021 year-to-date NFE was $8.2 million, compared with NFE of $7.3 million during the same period in fiscal 2020. The increase in both periods was due primarily to increased hub services revenue from Leaf River compared to the prior periods.

Infrastructure Updates:

●	Adelphia Gateway - During the second quarter of fiscal 2021, Adelphia Gateway received all necessary permits from the Pennsylvania Department of Environmental Protection and filed for a FERC Notice to Proceed for construction of laterals. NJR expects to place a number facilities into service by the end of the year.

●	PennEast - On February 3, 2021, the U.S. Supreme Court granted PennEast's petition for a writ of certiorari seeking to overturn the September 10, 2019 Third Circuit decision vacating the New Jersey Federal District Court's December 13, 2018 condemnation order. Oral arguments for the case were heard on April 28 2021, and a decision is expected in 2021.

Energy Services

Energy Services reported second-quarter fiscal 2021 NFE of $96.5 million, compared with NFE of $2.5 million for the same period last fiscal year. Fiscal 2021 year-to-date NFE was $98.0 million, compared with a net financial loss of $2.6 million during the same period in fiscal 2020. The increase in NFE for both periods was due primarily to higher natural gas price volatility in February 2021, as a result of cold weather in regions where Energy Services had contracted rights to storage assets.

NJR Reports Second-Quarter Fiscal 2021 Results and Increases Net Financial Earnings Guidance for Fiscal 2021

Home Services and Other Operations

Home Services and Other Operations reported second-quarter fiscal 2021 NFE of $0.7 million compared to NFE of $0.1 million for the same period in fiscal 2020. The increase in NFE for the quarter is due primarily to increased service contract and installation revenue. Fiscal 2021 year-to-date NFE was $0.7 million, compared with NFE of $1.3 million during the same period in fiscal 2020. The fiscal year-to-date decrease in NFE was due primarily to increased interest expense compared to the same period last year.

Capital Expenditures and Cash Flows:

NJR is committed to maintaining a strong financial profile.

●	During the first six months of fiscal 2021, capital expenditures spent and accrued were $257.6 million, of which $188.4 million were related to NJNG, compared with $381.8 million, of which $155.0 million were related to NJNG, during the same period in fiscal 2020. Fiscal 2020 capital expenditures include the $167.5 million acquisition cost of Adelphia Gateway.

●	During the first six months of fiscal 2021, cash flows from operations were $356.3 million, compared with $179.1 million during the same period of fiscal 2020. The increase was due primarily to increased NFE at Energy Services and changes in working capital.

Forward-Looking Statements:

This earnings release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. New Jersey Resources Corporation (NJR) cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Words such as “anticipates,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “believes,” “should” and similar expressions may identify forward-looking statements and such forward-looking statements are made based upon management’s current expectations, assumptions and beliefs as of this date concerning future developments and their potential effect upon NJR. There can be no assurance that future developments will be in accordance with management’s expectations, assumptions and beliefs or that the effect of future developments on NJR will be those anticipated by management. Forward-looking statements in this earnings release include, but are not limited to, certain statements regarding NJR’s NFEPS guidance for fiscal 2021, results of ongoing and future rate cases, forecasted contribution of business segments to NJR’s NFE for fiscal 2021, customer growth at NJNG, future NJR and NJNG capital expenditures, infrastructure programs and investments such as SRL, IIP, SAFE II, NJ RISE and energy efficiency programs, the ability to construct and operate the Adelphia Gateway Pipeline project, and construct SRL and PennEast, and the timing of a U.S. Supreme Court decision regarding PennEast.

Additional information and factors that could cause actual results to differ materially from NJR’s expectations are contained in NJR’s filings with the SEC, including NJR’s Annual Reports on Form 10-K and subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings, which are available at the SEC’s web site, http://www.sec.gov. Information included in this earnings release is representative as of today only and while NJR periodically reassesses material trends and uncertainties affecting NJR's results of operations and financial condition in connection with its preparation of management's discussion and analysis of results of operations and financial condition contained in its Quarterly and Annual Reports filed with the SEC, NJR does not, by including this statement, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events.

NJR Reports Second-Quarter Fiscal 2021 Results and Increases Net Financial Earnings Guidance for Fiscal 2021

Non-GAAP Financial Information:

This earnings release includes the non-GAAP financial measures NFE/net financial loss, NFE per basic share, financial margin and utility gross margin. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP can be found below. As an indicator of NJR’s operating performance, these measures should not be considered an alternative to, or more meaningful than, net income or operating revenues as determined in accordance with GAAP. This information has been provided pursuant to the requirements of SEC Regulation G.

NFE/net financial loss and financial margin exclude unrealized gains or losses on derivative instruments related to the company’s unregulated subsidiaries and certain realized gains and losses on derivative instruments related to natural gas that has been placed into storage at Energy Services, net of applicable tax adjustments as described below. Volatility associated with the change in value of these financial instruments and physical commodity reported on the income statement in the current period. In order to manage its business, NJR views its results without the impacts of the unrealized gains and losses, and certain realized gains and losses, caused by changes in value of these financial instruments and physical commodity contracts prior to the completion of the planned transaction because it shows changes in value currently instead of when the planned transaction ultimately is settled. An annual estimated effective tax rate is calculated for NFE purposes and any necessary quarterly tax adjustment is applied to NJRES.

NJNG’s utility gross margin represents the results of revenues less natural gas costs, sales, expenses and other taxes and regulatory rider expenses, which are key components of NJR’s operations. Natural gas costs, sales, expenses and other taxes and regulatory rider expenses are passed through to customers and, therefore, have no effect on utility gross margin. Management uses these non-GAAP financial measures as supplemental measures to other GAAP results to provide a more complete understanding of NJR’s performance. Management believes these non-GAAP financial measures are more reflective of NJR’s business model, provide transparency to investors and enable period-to-period comparability of financial performance. A reconciliation of all non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP can be found below. For a full discussion of NJR’s non-GAAP financial measures, please see NJR’s 2020 Form 10-K, Item 7.

About New Jersey Resources

New Jersey Resources (NYSE: NJR) is a Fortune 1000 company that, through its subsidiaries, provides safe and reliable natural gas and clean energy services, including transportation, distribution, asset management and home services. NJR is composed of five primary businesses:

●	New Jersey Natural Gas, NJR’s principal subsidiary, operates and maintains over 7,500 miles of natural gas transportation and distribution infrastructure to serve over half a million customers in New Jersey’s Monmouth, Ocean, Morris, Middlesex and Burlington counties.

●	Clean Energy Ventures invests in, owns and operates solar projects with a total capacity of more than 360 megawatts, providing residential and commercial customers with low-carbon solutions.

●	Energy Services manages a diversified portfolio of natural gas transportation and storage assets and provides physical natural gas services and customized energy solutions to its customers across North America.

●	Storage and Transportation serves customers from local distributors and producers to electric generators and wholesale marketers through its ownership of Leaf River and the Adelphia Gateway Pipeline Project, as well as our 50 percent equity ownership in the Steckman Ridge natural gas storage facility, and our 20 percent equity interest in the PennEast Pipeline Project.

●	Home Services provides service contracts as well as heating, central air conditioning, water heaters, standby generators, solar and other indoor and outdoor comfort products to residential homes throughout New Jersey.

NJR Reports Second-Quarter Fiscal 2021 Results and Increases Net Financial Earnings Guidance for Fiscal 2021

NJR and its nearly 1,200 employees are committed to helping customers save energy and money by promoting conservation and encouraging efficiency through Conserve to Preserve® and initiatives such as The SAVEGREEN Project® and The Sunlight Advantage®.

For more information about NJR:

www.njresources.com.
Follow us on Twitter @NJNaturalGas.
“Like” us on facebook.com/NewJerseyNaturalGas.
NJR-E

NJR Reports Second-Quarter Fiscal 2021 Results and Increases Net Financial Earnings Guidance for Fiscal 2021

NEW JERSEY RESOURCES
CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(Thousands, except per share data)	2021	2020	2021	2020
OPERATING REVENUES
Utility	$310,167	$297,220	$505,896	$516,843
Nonutility	492,020	342,394	750,596	737,807
Total operating revenues	802,187	639,614	1,256,492	1,254,650
OPERATING EXPENSES
Gas purchases
Utility	113,235	111,563	169,380	203,377
Nonutility	330,488	318,384	503,735	635,740
Related parties	1,730	1,506	3,464	3,030
Operation and maintenance	110,265	66,832	183,901	130,177
Regulatory rider expenses	18,413	15,330	29,114	27,072
Depreciation and amortization	26,848	27,516	54,210	52,153
Total operating expenses	600,979	541,131	943,804	1,051,549
OPERATING INCOME	201,208	98,483	312,688	203,101
Other income, net	5,007	7,261	9,124	7,547
Interest expense, net of capitalized interest	20,153	19,203	39,939	35,273
INCOME BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF AFFILIATES	186,062	86,541	281,873	175,375
Income tax provision	39,057	16,284	56,498	32,755
Equity in earnings of affiliates	2,804	3,589	5,479	6,978
NET INCOME	$149,809	$73,846	$230,854	$149,598

EARNINGS PER COMMON SHARE
Basic	$1.56	$0.78	$2.40	$1.60
Diluted	$1.55	$0.77	$2.39	$1.59

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	96,248	95,584	96,181	93,747
Diluted	96,618	95,890	96,598	94,073

NJR Reports Second-Quarter Fiscal 2021 Results and Increases Net Financial Earnings Guidance for Fiscal 2021

RECONCILIATION OF NON-GAAP PERFORMANCE MEASURES

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(Thousands)	2021	2020	2021	2020
NEW JERSEY RESOURCES

A reconciliation of net income, the closest GAAP financial measurement, to net financial earnings is as follows:

Net income	$149,809	$73,846	$230,854	$149,598
Add:
Unrealized loss (gain) on derivative instruments and related transactions	29,255	(3,773)	(8,235)	(45,539)
Tax effect	(6,954)	897	1,958	10,828
Effects of economic hedging related to natural gas inventory	(7,209)	14,622	(14,741)	5,735
Tax effect	1,713	(3,475)	3,503	(1,363)
Net income to NFE tax adjustment	3,990	2,174	1,922	(37)
Net financial earnings	$170,604	$84,291	$215,261	$119,222

Weighted Average Shares Outstanding
Basic	96,248	95,584	96,181	93,747
Diluted	96,618	95,890	96,598	94,073

A reconciliation of basic earnings per share, the closest GAAP financial measurement, to basic net financial earnings per share is as follows:

Basic earnings per share	$1.56	$0.78	$2.40	$1.60
Add:
Unrealized loss (gain) on derivative instruments and related transactions	$0.30	$(0.04)	$(0.09)	$(0.49)
Tax effect	$(0.08)	$0.01	$0.02	$0.11
Effects of economic hedging related to natural gas inventory	$(0.07)	$0.15	$(0.15)	$0.06
Tax effect	$0.02	$(0.04)	$0.04	$(0.01)
Net income to NFE tax adjustment	$0.04	$0.02	$0.02	$—
Basic NFE per share	$1.77	$0.88	$2.24	$1.27

NATURAL GAS DISTRIBUTION

A reconciliation of operating revenue, the closest GAAP financial measurement, to utility gross margin is as follows:

Operating revenues	$310,167	$297,220	$505,896	$516,843
Less:
Gas purchases	118,452	114,256	177,761	210,078
Regulatory rider expense	18,413	15,330	29,114	27,072
Utility gross margin	$173,302	$167,634	$299,021	$279,693

NJR Reports Second-Quarter Fiscal 2021 Results and Increases Net Financial Earnings Guidance for Fiscal 2021

	Three Months Ended		Six Months Ended
(Unaudited)	March 31,		March 31,
(Thousands)	2021	2020	2021	2020
ENERGY SERVICES

The following table is a computation of financial margin:
Operating revenues	$462,569	$313,701	$692,046	$684,116
Less: Gas purchases	330,280	318,912	504,117	636,636
Add:
Unrealized loss (gain) on derivative instruments and related transactions	29,348	(3,146)	(9,433)	(45,340)
Effects of economic hedging related to natural gas inventory	(7,209)	14,622	(14,741)	5,735
Financial margin	$154,428	$6,265	$163,755	$7,875

A reconciliation of operating income, the closest GAAP financial measurement, to financial margin is as follows:
Operating income	$99,278	$(10,060)	$150,860	$37,864
Add:
Operation and maintenance expense	32,998	4,822	37,014	9,560
Depreciation and amortization	13	27	55	56
Subtotal	132,289	(5,211)	187,929	47,480
Add:
Unrealized loss (gain) on derivative instruments and related transactions	29,348	(3,146)	(9,433)	(45,340)
Effects of economic hedging related to natural gas inventory	(7,209)	14,622	(14,741)	5,735
Financial margin	$154,428	$6,265	$163,755	$7,875

A reconciliation of net income to net financial earnings is as follows:

Net income (loss)	$75,662	$(8,435)	$114,534	$27,590
Add:
Unrealized loss (gain) on derivative instruments and related transactions	29,348	(3,146)	(9,433)	(45,340)
Tax effect	(6,976)	747	2,243	10,780
Effects of economic hedging related to natural gas	(7,209)	14,622	(14,741)	5,735
Tax effect	1,713	(3,475)	3,503	(1,363)
Net income to NFE tax adjustment	3,990	2,174	1,922	(37)
Net financial earnings (loss)	$96,528	$2,487	$98,028	$(2,635)

NJR Reports Second-Quarter Fiscal 2021 Results and Increases Net Financial Earnings Guidance for Fiscal 2021

FINANCIAL STATISTICS BY BUSINESS UNIT
(Unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(Thousands, except per share data)	2021	2020	2021	2020
NEW JERSEY RESOURCES

Operating Revenues
Natural Gas Distribution	$310,167	$297,220	$505,896	$516,843
Clean Energy Ventures	6,476	5,995	12,846	12,207
Energy Services	462,569	313,701	692,046	684,116
Storage and Transportation	13,926	11,076	27,030	20,148
Home Services and Other	12,773	12,365	25,350	25,272
Sub-total	805,911	640,357	1,263,168	1,258,586
Eliminations	(3,724)	(743)	(6,676)	(3,936)
Total	$802,187	$639,614	$1,256,492	$1,254,650

Operating Income (Loss)
Natural Gas Distribution	$100,876	$109,719	$163,788	$168,776
Clean Energy Ventures	(6,469)	(8,087)	(14,733)	(15,525)
Energy Services	99,278	(10,060)	150,860	37,864
Storage and Transportation	4,185	2,392	7,874	4,559
Home Services and Other	3,292	3,182	5,288	5,310
Sub-total	201,162	97,146	313,077	200,984
Eliminations	46	1,337	(389)	2,117
Total	$201,208	$98,483	$312,688	$203,101

Equity in Earnings of Affiliates
Storage and Transportation	$3,386	$3,921	$6,579	$7,585
Eliminations	(582)	(332)	(1,100)	(607)
Total	$2,804	$3,589	$5,479	$6,978

Net Income (Loss)
Natural Gas Distribution	$80,541	$86,336	$130,008	$130,192
Clean Energy Ventures	(8,872)	(8,829)	(19,146)	(17,008)
Energy Services	75,662	(8,435)	114,534	27,590
Storage and Transportation	4,711	4,258	8,219	7,262
Home Services and Other	747	148	685	1,257
Sub-total	152,789	73,478	234,300	149,293
Eliminations	(2,980)	368	(3,446)	305
Total	$149,809	$73,846	$230,854	$149,598

Net Financial Earnings (Loss)
Natural Gas Distribution	$80,541	$86,336	$130,008	$130,192
Clean Energy Ventures	(8,872)	(8,829)	(19,146)	(17,008)
Energy Services	96,528	2,487	98,028	(2,635)
Storage and Transportation	4,711	4,258	8,219	7,262
Home Services and Other	747	148	685	1,257
Sub-total	173,655	84,400	217,794	119,068
Eliminations	(3,051)	(109)	(2,533)	154
Total	$170,604	$84,291	$215,261	$119,222

Throughput (Bcf)
NJNG, Core Customers	33.5	32.3	57.9	63.0
NJNG, Off System/Capacity Management	23.6	28.2	49.5	56.1
Energy Services Fuel Mgmt. and Wholesale Sales	112.7	155.5	217.5	308.2
Total	169.8	216.0	324.9	427.3

Common Stock Data
Yield at March 31	3.3%	3.6%	3.3%	3.6%
Market Price at March 31	$39.87	$34.97	$39.87	$34.97
Shares Out. at March 31	96,262	95,643	96,262	95,643
Market Cap. at March 31	$3,837,967	$3,344,642	$3,837,967	$3,344,642

NJR Reports Second-Quarter Fiscal 2021 Results and Increases Net Financial Earnings Guidance for Fiscal 2021

	Three Months Ended		Six Months Ended
(Unaudited)	March 31,		March 31,
(Thousands, except customer and weather data)	2021	2020	2021	2020
NATURAL GAS DISTRIBUTION
Utility Gross Margin
Operating revenues	$310,167	$297,220	$505,896	$516,843
Less:
Gas purchases	118,452	114,256	177,761	210,078
Regulatory rider expense	18,413	15,330	29,114	27,072
Total Utility Gross Margin	$173,302	$167,634	$299,021	$279,693

Utility Gross Margin, Operating Income and Net Income
Residential	$124,468	$120,541	$210,443	$197,623
Commercial, Industrial & Other	23,050	22,884	40,090	38,071
Firm Transportation	22,878	21,469	40,166	37,128
Total Firm Margin	170,396	164,894	290,699	272,822
Interruptible	792	1,153	1,630	2,555
Total System Margin	171,188	166,047	292,329	275,377
Off System/Capacity Management/FRM/Storage Incentive	2,114	1,587	6,692	4,316
Total Utility Gross Margin	173,302	167,634	299,021	279,693
Operation and maintenance expense	52,951	39,815	96,589	76,000
Depreciation and amortization	19,475	18,100	38,644	34,917
Operating Income	$100,876	$109,719	$163,788	$168,776

Net Income	$80,541	$86,336	$130,008	$130,192

Net Financial Earnings	$80,541	$86,336	$130,008	$130,192

Throughput (Bcf)
Residential	22.7	18.9	36.3	33.5
Commercial, Industrial & Other	4.3	3.6	6.7	6.4
Firm Transportation	5.7	5.1	9.6	9.4
Total Firm Throughput	32.7	27.6	52.6	49.3
Interruptible	0.8	4.7	5.3	13.7
Total System Throughput	33.5	32.3	57.9	63.0
Off System/Capacity Management	23.6	28.2	49.5	56.1
Total Throughput	57.1	60.5	107.4	119.1

Customers
Residential	498,583	491,419	498,583	491,419
Commercial, Industrial & Other	31,313	30,545	31,313	30,545
Firm Transportation	31,545	32,013	31,545	32,013
Total Firm Customers	561,441	553,977	561,441	553,977
Interruptible	28	31	28	31
Total System Customers	561,469	554,008	561,469	554,008
Off System/Capacity Management*	17	28	17	28
Total Customers	561,486	554,036	561,486	554,036
*The number of customers represents those active during the last month of the period.
Degree Days
Actual	2,355	2,002	3,773	3,613
Normal	2,456	2,496	4,031	4,068
Percent of Normal	95.9%	80.2%	93.6%	88.8%

NJR Reports Second-Quarter Fiscal 2021 Results and Increases Net Financial Earnings Guidance for Fiscal 2021

	Three Months Ended		Six Months Ended
(Unaudited)	March 31,		March 31,
(Thousands, except customer, SREC, TREC and megawatt)	2021	2020	2021	2020
CLEAN ENERGY VENTURES
Operating Revenues
SREC sales	$777	$1,537	$2,069	$3,731
TREC sales	817	—	1,507	—
Solar electricity sales and other	2,268	1,989	3,988	3,547
Sunlight Advantage	2,614	2,469	5,282	4,929
Total Operating Revenues	$6,476	$5,995	$12,846	$12,207
Depreciation and Amortization	$4,685	$6,603	$10,118	$12,919
Operating (Loss)	$(6,469)	$(8,087)	$(14,733)	$(15,525)
Income Tax (Benefit)	$(2,714)	$(4,134)	$(5,800)	$(7,968)
Net (Loss)	$(8,872)	$(8,829)	$(19,146)	$(17,008)
Net Financial (Loss)	$(8,872)	$(8,829)	$(19,146)	$(17,008)
Solar Renewable Energy Certificates Generated	53,863	57,211	141,071	138,700
Solar Renewable Energy Certificates Sold	3,400	10,000	9,495	19,693
Transition Renewable Energy Certificates Generated	5,627	—	10,310	—
Solar Megawatts Under Construction	12.4	32.5	12.4	32.5

ENERGY SERVICES
Operating Income
Operating revenues	$462,569	$313,701	$692,046	$684,116
Less:
Gas purchases	330,280	318,912	504,117	636,636
Operation and maintenance expense	32,998	4,822	37,014	9,560
Depreciation and amortization	13	27	55	56
Operating Income (Loss)	$99,278	$(10,060)	$150,860	$37,864
Net Income (Loss)	$75,662	$(8,435)	$114,534	$27,590
Financial Margin	$154,428	$6,265	$163,755	$7,875
Net Financial Earnings (Loss)	$96,528	$2,487	$98,028	$(2,635)
Gas Sold and Managed (Bcf)	112.7	155.5	217.5	308.2

STORAGE AND TRANSPORTATION
Operating Revenues	$13,926	$11,076	$27,030	$20,148
Equity in Earnings of Affiliates	$3,386	$3,921	$6,579	$7,585
Operation and Maintenance Expense	$7,139	$6,094	$13,681	$10,972
Other Income, Net	$1,591	$4,671	$2,845	$5,368
Interest Expense	$3,578	$5,621	$7,560	$8,443
Income Tax Provision	$873	$1,105	$1,519	$1,807
Net Income	$4,711	$4,258	$8,219	$7,262

HOME SERVICES AND OTHER
Operating Revenues	$12,773	$12,365	$25,350	$25,272
Operating Income	$3,292	$3,182	$5,288	$5,310
Other Income (Expense), Net	$(876)	$(520)	$(1,700)	$(1,048)
Net Income	$747	$148	$685	$1,257
Net Financial Earnings	$747	$148	$685	$1,257
Total Service Contract Customers at March 31	106,471	107,648	106,471	107,648